Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-149238) and Form S-8 (File No. 333-_______(filed on February 14, 2008) of Central Energy Partners LP of our report dated April 14, 2011, which appears on page 67 of this Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Burton McCumber & Cortez, L.L.P.
BURTON McCUMBER & CORTEZ, L.L.P.

Brownsville, Texas
April 15, 2011